WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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  FINANCIAL DATA SCHEDULE


                               Name of Fund :  PRUDENTIAL EUROPE GROWTH FUND, INC.

                                Series Name :  EUROPE GROWTH FUND (CLASS A)
                                Series Name :  EUROPE GROWTH FUND (CLASS B)
                                Series Name :  EUROPE GROWTH FUND (CLASS C)
                                Series Name :  EUROPE GROWTH FUND (CLASS Z)

                                 CIK Number :  0000921073

             REPORTING PERIOD
                             FISCAL YEAR-END (Must have 3 blank spaces in front   APR-30-1999
                             PERIOD END (Must have 3 blank spaces in front)       OCT-31-98
                             TYPE OF PERIOD (6-MOS or YEAR)                       6-MOS

              STATEMENT OF ASSETS AND LIABILITIES
                  Assets
             Investment
                             At Value                              264,553,234
                             At Cost             199,530,233
             Receivable                                              2,803,017
             Other Assets                                                   87
                             Total Assets                         $267,356,338

               Liabilities
             Payable for Securities Purchased                       $1,262,315
             Senior - Long term Debt                                         0
             Other Liabilities                                       2,156,909
                             Total Liabilities                      $3,419,224

                             Net Assets                           $263,937,114

                 Capital
             Par Value                                                  14,567
             Paid in Capital                                       175,984,537
             Accumulated Net Investment Income                      (2,073,749)
             Over Distribution                                               0
             Accumulated Net Gains (Losses)                         25,886,845
             Over Distribution Gains (Losses)                                0
             Appreciation or (Depreciation)                         64,124,914
                             Net Assets                           $263,937,114

             Shares Outstanding - Current                           14,566,533
             Shares Outstanding - Prior                             12,605,324





               STATEMENT OF OPERATIONS

             Net Investment Income
             Income
                             Dividend                                                2,027,861
                             Interest                                                  380,926
                             Other                                                           0
                                Total Income                                         2,408,787


             Expenses
                             Management Fees (Gross)                                 1,013,930
                             Interest Expenses                                               0
                             Other Expenses (Gross)                                  1,513,509
                             Less : Subsidy or waiver                                        0
                                Total Expense (net of waivers and subsidies)         2,527,439

             Net Investment Income (Loss)                                             (118,652)


             Realized and Unrealized Gain (Loss)
             Net realized gain (loss)                                                3,406,080
             Net change in unrealized appreciation (depreciation)                  (25,697,048)
                             Total                                                 (22,290,968)

             Net change from Operation                                             (22,409,620)

               STATEMENT OF CHANGES IN NET ASSETS

             Equalization                                                                    0
             Dividend Income                                                                 0
             Distribution of Capital Gains                                                   0
             Other Distributions                                                             0
             Proceeds from shares subscribed                                       158,851,871
             Cost of shares reacquired                                            (118,081,464)
             Shares reinvested                                                               0
                             Subtotal                                               40,770,407


             Net Change in Net Assets                                               18,360,787










               PRIOR FINANCIAL INFORMATION

             Accumulated Net Investment Income                                       2,304,357
             Accumulated Net Gains (Losses)                                         22,533,774
             Overdistribution of Net Investment Income                                       0
             Overdistribution of Net Gains                                                   0


               FINANCIAL HIGHLIGHTS
                                                                  Class A          Class B       Class C   Class Z
             NAV (at the beginning of the period)                        19.91           19.35     19.38    19.93
             Investment Income per share                                  0.04           (0.03)    (0.03)    0.04
             Capital Appreciation (Depreciation) per share               (1.43)          (1.35)    (1.36)   (1.40)
             Dividend per share                                          0.000            0.00      0.00     0.00
             Distribution per share                                       0.00            0.00      0.00     0.00
             Return of Capital per share                                  0.00            0.00      0.00     0.00
             NAV (at the end of the period)                              18.52           17.97     17.99    18.57

             Average net assets (000)                                   62,740         186,400    12,236    6,803
             Expense Ratio                                                1.32            2.07      2.07     1.07
             Average Debt Outstanding (000)                                  0               0         0        0
             Average Debt Outstanding per Share                           0.00            0.00      0.00     0.00


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